Exhibit 4.3

BofA Finance LLC

Senior Medium-Term Notes, Series A

Fully and Unconditionally Guaranteed by Bank of America Corporation

MASTER REGISTERED GLOBAL SENIOR NOTE

This Master Registered Global Senior Note (this “Note”) is a global security within the meaning of the Indenture dated as of August 23, 2016, as may be supplemented and amended from time to time (the “Indenture”), by and among BofA Finance LLC (the “Company”), Bank of America Corporation (the “Guarantor”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the Indenture and is registered in the name of Cede & Co., as the nominee of The Depository Trust Company (55 Water Street, New York, New York) (the “Depository”). This Note is not exchangeable for definitive or other Notes registered in the name of a person other than the Depository or its nominee, except in the limited circumstances described in the Indenture or in this Note, and no transfer of this Note (other than a transfer as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository) may be registered except in the limited circumstances described in the Indenture.

Unless this Note is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of the Depository, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA, N.A. OR ANY OTHER BANK.

THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF BofA FINANCE LLC. THE PAYMENTS DUE ON THIS NOTE ARE FULLY AND UNCONDITIONALLY GUARANTEED BY THE GUARANTOR AS MORE FULLY SET FORTH IN THE INDENTURE.

This Note represents one or more obligations of BofA Finance LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor company), which may be issued by the Company from time to time in one or more offerings up to the aggregate principal amount of senior medium-term notes, Series A, duly authorized by the Company’s board of managers (the “Board of Managers”), a committee duly established and acting pursuant to the authority of the Board of Managers, or an officer or employee of the Company authorized by the Board of Managers or such committee, to be issued (each such obligation, a “Supplemental Obligation”). The terms of each Supplemental Obligation are and will be reflected in this Note and in the applicable pricing supplement identified by CUSIP number and title of Supplemental Obligation on Schedule 1 hereto (each such pricing supplement, together with the Company’s prospectus dated             , 2016, as supplemented by the prospectus supplement, dated             , 2016, as either of such documents may be amended, supplemented, superseded or replaced from time to time, and as further amended and/or supplemented by any relevant product supplement (as amended, supplemented, superseded or replaced, the “Prospectus”), a “Pricing Supplement”) relating to such Supplemental Obligation, which Pricing Supplement (including the Prospectus) is on file with the Trustee. With respect to each Supplemental Obligation, the terms and provisions of the Supplemental Obligation contained in the applicable Pricing Supplement are hereby incorporated by reference herein and are deemed to be a part of this Note as of the applicable Original Issue Date specified on Schedule 1 hereto. Each reference to “this Note” includes and shall be deemed to refer to each Supplemental Obligation. A “pricing supplement” may bear a different name, including, without limitation, “term sheet” or “terms supplement.”

Any payments due on each Supplemental Obligation evidenced by this Note are fully and unconditionally guaranteed by Bank of America Corporation as more fully set forth in the Indenture.

With respect to each Supplemental Obligation, every term of this Note is subject to modification, amendment or elimination through the incorporation by reference of the applicable Pricing Supplement, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar import precedes the term of this Note so modified, amended or eliminated. It is the intent of the parties hereto that, in the case of any conflict between the terms of a Pricing Supplement and the terms herein, the terms of the Pricing Supplement shall control over the terms herein with respect to the relevant Supplemental Obligation. Without limiting the foregoing, in the case of each Supplemental Obligation, holders of beneficial interests in this Note are directed to the applicable Pricing Supplement for a description of certain terms of such Supplemental Obligation, including, as applicable (i) the manner of determining the principal amount of, or any interest, premium or other amounts payable or (if applicable) securities or other assets deliverable on, such Supplemental Obligation, (ii) the dates, if any, on which the principal amount of, and any interest, premium or other amounts payable on, such Supplemental Obligation shall be determined and payable, (iii) the currency in which a Supplemental Obligation is payable, (iv) the ability of the Company to redeem the Supplemental Obligation prior to the maturity date specified in the applicable Pricing Supplement (the “Stated Maturity Date”), (v) the ability of the holder of the Supplemental Obligation to require repayment of a Supplemental Obligation prior to its Stated Maturity Date, (vi) the amount payable upon any acceleration of such Supplemental Obligation, and (vii) the principal amount of such Supplemental Obligation deemed to be Outstanding (as defined in the Indenture) for purposes of determining whether holders of the requisite principal amount of Supplemental Obligations have made or given any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture.

This Note is a “Master Note,” which term means a global security that provides for incorporation therein of the terms of Supplemental Obligations by reference to the applicable Pricing Supplements, substantially as contemplated herein.

The Company, for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or its registered assigns, the principal of each Supplemental Obligation, as adjusted in accordance with Schedule 1 hereto, or the relevant payment amount for such Supplemental Obligation calculated in accordance with the provisions of the applicable Pricing Supplement, on the Stated Maturity Date for such Supplemental Obligation specified in the applicable Pricing Supplement (except to the extent redeemed or repaid or to the extent the entire principal amount is otherwise paid prior to the Stated Maturity Date) and any premium, interest or other amounts payable on each Supplemental Obligation on the relevant payment date, as specified in and calculated in accordance with the provisions of the applicable Pricing Supplement. “Maturity,” for a Supplemental Obligation when used herein, means the date on which the principal, or an installment of principal, on that Supplemental Obligation becomes due and payable in full in accordance with the terms of this Note, the applicable Pricing Supplement and the Indenture, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.

Any interest so payable, and punctually paid or duly provided for, on any Interest Payment Date for a Supplemental Obligation will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same Supplemental Obligation) is registered, unless otherwise specified in the applicable Pricing Supplement (i) if held in book-entry only form, at the close of business on the date that is one business day (in Charlotte, North Carolina and New York City) prior to such Interest Payment Date or (ii) if held in definitive form, the fifteenth calendar day preceding such Interest Payment Date, whether or not such record date is a business day (each, referred to herein as the “Regular Record Date”); provided, however, that the first payment of interest on a Supplemental Obligation with an Original Issue Date between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next Regular Record Date to the person in whose name this Note is registered at the close of business on such next Regular Record Date; and provided, further, that interest payable at Maturity (the “Maturity Date”) will be payable to the person to whom the principal hereof shall be payable. The principal on a Supplemental Obligation so payable, and punctually paid or duly provided for, at Maturity will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as that Supplemental Obligation) is registered at the time of payment by the Paying Agent. Any principal of, or any premium, interest or other amounts payable on, a Supplemental Obligation not punctually paid or duly provided for shall be payable as provided in this Note and in the Indenture.

Payments shall be made by wire transfer to the registered holder of this Note by the Paying Agent without necessity of presentation and surrender of this Note to such account as has been appropriately designated to the Paying Agent by the person entitled to such payments.

The Company will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.

Reference is made to the further provisions of this Note set forth on the reverse hereof and in the applicable Pricing Supplement, which provisions shall have the same effect as though fully set forth herein. In the event of any conflict between the provisions contained herein or on the reverse hereof and the applicable terms and provisions contained in the applicable Pricing Supplement, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall mean this Note and shall include the applicable terms and provisions set forth in the applicable Pricing Supplement.

Unless the certificate of authentication hereon has been executed by the Trustee (or other authentication agent duly appointed in accordance with the Indenture), by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, BofA Finance LLC has caused this instrument to be duly executed on its behalf, by manual or facsimile signature.

Dated:	BofA FINANCE LLC

By:
[ATTEST:	Name:
Title:

By:
Title: [Assistant] Secretary]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Reverse of Note]

BofA Finance LLC

Senior Medium-Term Notes, Series A

Fully and Unconditionally Guaranteed by Bank of America Corporation

MASTER REGISTERED GLOBAL SENIOR NOTE

SECTION 1. General. This Note represents one or more duly authorized Supplemental Obligations of the Company to be issued under the Indenture as part of the series of Securities (as defined in the Indenture) designated as Senior Medium-Term Notes, Series A, and to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee, and each paying agent appointed thereunder (each, a “Paying Agent”) and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms Trustee and Paying Agent shall include any additional or successor trustee or agents appointed in such capacities by the Company in accordance with the terms of the Indenture.

Each Supplemental Obligation will be issued pursuant to the Prospectus Supplement dated             , 2016 to the Prospectus dated             , 2016, as either of such documents may be supplemented or amended from time to time, or pursuant to any document that supersedes or replaces either of such documents from time to time and may have different issue and Maturity Dates, bear interest (if any) at different rates and vary in such other ways as provided in the applicable Pricing Supplement and the Indenture and described in the Prospectus. The specific terms of each Supplement Obligation will be described in a Pricing Supplement.

The Company has initially appointed the Trustee to act as the Paying Agent, Security Registrar and transfer agent for the Supplemental Obligations. Requests in respect of payments with respect to a Supplemental Obligation under this Note may be served, at the corporate trust office or agency of the Trustee, located at 10161 Centurion Parkway N., 2nd Floor, Jacksonville, Florida 32256, or such other locations as may be specified by the Trustee and notified to the Company and the registered holder of this Note. The Company may appoint different or additional Paying Agents with respect to a Supplemental Obligation pursuant to the Indenture, and any such Paying Agent and the related Place of Payment (as defined in the Indenture) will be set forth in the applicable Pricing Supplement.

Unless specified otherwise in the applicable Pricing Supplement, no Supplemental Obligation will be subject to a sinking fund.

The Trustee shall make appropriate entries on Schedule 1 hereto to identify and reflect the issuance of any Supplemental Obligation represented by this Note and shall enter additional information with respect to such Supplemental Obligation as indicated on Schedule 1 hereto, all in accordance with the Indenture and the instructions of the Company. In addition, the Security Registrar shall enter each Supplemental Obligation in the Security Register, and the Trustee shall make an appropriate notation in its records to reflect the issuance of any Supplemental Obligation represented by this Note.

SECTION 2. Interest Provisions. Interest, if any, payable on a Supplemental Obligation shall be calculated as set forth in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, if the Maturity of the principal of any Supplemental Obligation occurs on a day that is not a business day (as described in the applicable Pricing Supplement), any amount of principal, premium, interest or other amount that would otherwise be due on such Supplemental Obligation on such day (the “Specified Day”) may be paid or made available for payment on the business day that is next succeeding the Specified Day with the same force and effect as if such amount were paid on the Specified Day, and no interest will accrue on the amount so payable for the period from the Specified Day to such next succeeding business day.

If so specified in the applicable Pricing Supplement, one of the following business day conventions (each, a “Business Day Convention”) shall apply to any Interest Period, Interest Reset Date or Interest Payment Date (each as specified in the applicable Pricing Supplement) other than one that falls on the date of Maturity of the principal hereof. If any such date would otherwise fall on a day that is not a business day:

(i) if the Business Day Convention specified in the applicable Pricing Supplement is “Following Business Day Convention (Adjusted),” then such date shall be postponed to the next day that is a business day;

(ii) if the Business Day Convention specified in the applicable Pricing Supplement is “Modified Following Business Day Convention (Adjusted),” then such date shall be postponed to the next day that is a business day; except that, if such next succeeding business day falls in the next calendar month, then such date shall be advanced to the immediately preceding day that is a business day;

(iii) if the Business Day Convention specified in the applicable Pricing Supplement is “Following Unadjusted Business Day Convention,” any payment due on such date shall be postponed to the next day that is a business day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed; provided further that Interest Reset Dates and Interest Periods shall not be adjusted for non-business days;

(iv) if the Business Day Convention specified in the applicable Pricing Supplement is “Modified Following Unadjusted Business Day Convention,” any payment due on such date shall be postponed to the next day that is a business day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed, and provided further that, if such next succeeding business day would fall in the next succeeding calendar month, the date of payment with respect to such Interest Payment Date shall be advanced to the business day immediately preceding such Interest

Payment Date; and provided further that Interest Reset Dates and Interest Periods shall not be adjusted for non-business days; and

(v) if the Business Day Convention specified in the applicable Pricing Supplement is “Preceding Business Day Convention” any payment due on such date shall be advanced to the immediately preceding day that is a business day; and, if the Preceding Business Day Convention is specified in the applicable Pricing Supplement to be “adjusted,” then the related Interest Reset Dates and Interest Periods also shall be adjusted for non-business days; however, if the Preceding Business Day Convention is specified in the applicable Pricing Supplement to be “unadjusted,” then the related Interest Reset Dates and Interest Periods shall not be adjusted for non-business days;

provided that if no such Business Day Convention is specified in the applicable Pricing Supplement, then the Following Unadjusted Business Day Convention shall apply to the applicable Supplemental Obligation.

SECTION 3. Optional Redemption. If so specified in, and in accordance with the terms of, the applicable Pricing Supplement, a Supplemental Obligation may be redeemed at the option of the Company at (i) any time on and after an initial date specified in the applicable Pricing Supplement, (ii) on any Interest Payment Date on or after an initial date specified in the applicable Pricing Supplement or (iii) on such other date or dates, if any, or in such other manner as set forth in the applicable Pricing Supplement for redemption at the option of the Company (each such date, an “Optional Redemption Date”). IF NO OPTIONAL REDEMPTION DATE OR DATES ARE SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT, THAT SUPPLEMENTAL OBLIGATION MAY NOT BE REDEEMED AT THE OPTION OF THE COMPANY PRIOR TO ITS STATED MATURITY DATE.

Unless otherwise specified in the applicable Pricing Supplement, a Supplemental Obligation may be redeemed on any Optional Redemption Date in whole or from time to time in part (in increments of the Minimum Denomination, as defined below) at the option of the Company at a redemption price of 100% of the principal amount of that Supplemental Obligation being redeemed (unless a different redemption price is specified in the applicable Pricing Supplement), together with accrued and unpaid interest (if any) on that Supplemental Obligation payable at the applicable rate or rates (if any) borne by that Supplemental Obligation, to, but excluding, the date fixed for redemption, on notice given in accordance with the Indenture and the Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the notice of redemption shall specify:

•	the date fixed for redemption;

•	the redemption price (or, if not then ascertainable, the manner of calculation of the redemption price);

•	the securities identification number(s) of the Supplemental Obligation to be redeemed;

•	the amount to be redeemed, if less than all of the Supplemental Obligation is to be redeemed;

•	the place of payment for the Supplemental Obligation to be redeemed;

•	that interest (if any) accrued on the Supplemental Obligation to be redeemed will be paid as specified in the notice; and

•	that on and after the date fixed for redemption, interest (if any) will cease to accrue on the Supplemental Obligation to be redeemed.

So long as a depository is the record holder of a Supplemental Obligation, the Company will deliver any redemption notice only to that depository in accordance with the Indenture.

In the event of redemption of a Supplemental Obligation in part only, the unredeemed portion thereof shall be at least the minimum authorized denomination (the “Minimum Denomination”) specified in the applicable Pricing Supplement, or if no such Minimum Denomination is so specified, U.S.$1,000 or its equivalent in the specified currency indicated in the Pricing Supplement. In the event of redemption of a Supplemental Obligation in part only, the unredeemed portion of that Supplemental Obligation shall continue to be represented by this Note and the applicable Pricing Supplement, subject to modifications specified on Schedule 1 attached hereto. The Trustee shall note any such early redemption, whether in whole or in part, on Schedule 1 hereto, and the Security Registrar shall make appropriate modifications to the entry in the Security Register for the relevant Supplemental Obligation. Unless otherwise specified in the applicable Pricing Supplement, if less than all of a Supplemental Obligation is to be redeemed, the amount of that Supplemental Obligation to be redeemed shall be selected in accordance with the procedures of the Depository.

From and after any date fixed for redemption, if monies for the redemption of a Supplemental Obligation (or portion thereof) shall have been made available for redemption on such date, that Supplemental Obligation (or such portion thereof) shall cease to bear interest (if any) or premium and the holder’s only right with respect to that Supplemental Obligation (or such portion thereof) shall be to receive payment of the redemption price of such Supplemental Obligation (or portion thereof) being redeemed as specified in the applicable Pricing Supplement and, if appropriate, all unpaid interest (if any) accrued to such date fixed for redemption.

SECTION 4. Optional Repayment. A Supplemental Obligation may be repayable prior to its Stated Maturity Date at the option of the holder if so specified in, and in accordance with the terms of, the applicable Pricing Supplement. IF NO OPTIONAL REPAYMENT AT THE OPTION OF THE HOLDER IS SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT, THAT SUPPLEMENTAL OBLIGATION MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER PRIOR TO ITS STATED MATURITY DATE. In the event of an early repayment of a Supplemental Obligation in part only, the portion of such Supplemental Obligation that is not repaid shall continue to be represented by this Note and the applicable Pricing Supplement. The Trustee shall note any such optional repayment, whether in whole or in part, on Schedule 1 hereto, and the Security Registrar shall make appropriate modifications to the entry in the Security Register for the relevant Supplemental Obligation.

SECTION 5. Repayment Upon Death. The provisions of this Section shall apply if and to the extent the applicable Pricing Supplement indicates that the Supplemental Obligation has the Survivor’s Option described herein. As set forth in the applicable Pricing Supplement, the Company shall be required to repay the beneficial owner of the Supplemental Obligation prior to its Stated Maturity Date, if requested by the authorized representative of the beneficial owner of the Supplemental Obligation, following the death of the beneficial owner of the Supplemental Obligation (the “Survivor’s Options”). The Trustee shall note any such optional repayment on Schedule 1 hereto, and the Security Registrar shall make appropriate modifications to the entry in the Security Register for the relevant Supplemental Obligation. Unless otherwise specified in the applicable Pricing Supplement, no Survivor’s Option may be exercised if the deceased beneficial owner of the Supplemental Obligation held such Supplemental Obligation for less than six months prior to the request. In addition, the Company may limit the aggregate principal amount of the Supplemental Obligation as to which the exercises of the Survivor’s Option may be accepted by the Company, as more fully described in the applicable Pricing Supplement.

SECTION 6. Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture and the modification of the rights and obligations of the Company and the Guarantor and the rights of the holders of a Supplemental Obligation at any time by the Company, the Guarantor and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of all Securities (as defined in the Indenture) then outstanding under the Indenture and affected by such amendment and modification, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series). The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of all Securities then outstanding under the Indenture and affected thereby, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series), on behalf of the holders of all such affected Securities, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of such Notes shall be conclusive and binding upon such holder and upon all future holders of such Notes and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon such Notes. The determination of whether a particular Security is “outstanding” will be made in accordance with the Indenture.

Any new global security authenticated and delivered after the execution of any agreement modifying, amending or supplementing this Note may bear a notation in a form approved by the Company as to any matter provided for in such modification, amendment or supplement to the Indenture or the Supplemental Obligations. Any new global security so modified as to conform, in the opinion of the Company, to any provisions contained in any such modification, amendment or supplement may be prepared by the Company, authenticated by the Trustee and delivered in exchange for this Note.

SECTION 7. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company,

which is absolute and unconditional, to pay the principal of, and any premium, interest and other amounts payable on, each Supplemental Obligation at the times, place and rate, and in the coin or currency, prescribed in this Note and in the applicable Pricing Supplement.

SECTION 8. Successor to Company. The terms of the Indenture set forth in Article Eleven thereof shall govern the Company’s ability to consolidate or merge with or into any other Person (as defined in the Indenture) or sell, convey or transfer all or substantially all of its assets to any other Person.

SECTION 9. Minimum Denominations. Each Supplemental Obligation may be issued, whether on the original issue date or upon registration of transfer, exchange or partial redemption or repayment of such Supplemental Obligation, only in a Minimum Denomination as specified in the applicable Pricing Supplement, or if no Minimum Denomination is so specified, in minimum denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof (or equivalent denominations in other currencies, subject to any other statutory or regulatory minimums).

SECTION 10. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the Security Register maintained by the Security Registrar upon surrender of this Note for registration of transfer at the office or agency of the Company designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or the Security Registrar requiring such written instrument of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new notes will be issued to the designated transferee or transferees.

This Note may be exchanged in whole, but not in part, and Supplemental Obligations may be exchanged in whole, for Certificated Notes (as defined below) only under the circumstances described in the Indenture and the applicable Pricing Supplement. Unless otherwise set forth above, Certificated Notes will be issued in Minimum Denominations only and will be issued in registered form only, without coupons.

In addition, this Note is a Master Note and may be exchanged at any time, solely upon the request of the Company to the Trustee, for one or more global notes, each of which may or may not be a Master Note, as requested by the Company. Each such replacement global note that is a Master Note shall reflect such of the Supplemental Obligations as the Company shall request. Each such replacement global note that is not a Master Note shall represent one (and only one) Supplemental Obligation as requested by the Company and in the same aggregate principal amount of such Supplemental Obligation outstanding at such time, and such global note shall be appropriately modified so as to reflect the terms of such Supplemental Obligation.

Subject to the terms of the Indenture, if Certificated Notes are issued, a holder may exchange its Certificated Notes for Certificated Notes of the same issue in an equal aggregate principal amount and in Minimum Denominations.

Certificated Notes may be presented for registration of transfer at the office of the Security Registrar or at the office of any transfer agent that the Company may designate and maintain. The Security Registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. The Company may change the Security Registrar or the transfer agent or approve a change in the location through which the Security Registrar or transfer agent acts at any time, except that the Company will be required to maintain a transfer agent in each place of payment for the notes of a Supplemental Obligation. At any time, the Company may designate and appoint a different Security Registrar and additional transfer agents for a Supplemental Obligation.

The Company will not be required to (a) issue, exchange, or register the transfer of any Supplemental Obligation if it has exercised its right to redeem such Supplemental Obligation for a period of 15 calendar days before the date fixed for redemption, or (b) exchange or register the transfer of any Supplemental Obligation that was selected, called, or is being called for redemption, except the unredeemed portion of such Supplemental Obligation, if being redeemed in part.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary, except as required by applicable law.

SECTION 11. Events of Default. Unless otherwise provided in the applicable Pricing Supplement, if an Event of Default (as defined in the Indenture and/or the applicable Pricing Supplement) shall occur, the principal of all Supplemental Obligations affected thereby may be declared due and payable in the manner and with the effect provided in the Indenture.

SECTION 12. Defeasance. Unless otherwise specified in the applicable Pricing Supplement, the provisions of Article Fourteen of the Indenture do not apply to the relevant Supplemental Obligation.

SECTION 13. Specified Currency. Unless otherwise provided herein or in the applicable Pricing Supplement, the principal of and any premium, interest or other amounts payable on any Supplemental Obligation are payable in the specified currency indicated in the applicable Pricing Supplement. If payment on a Supplemental Obligation is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control, or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then all payments on that Supplemental Obligation will be made in U.S. dollars on the basis of the most recently available market exchange rate for the applicable foreign currency. Notwithstanding the foregoing, if a specified currency is unavailable because it has been replaced by the euro, the Company may at its option, or will, if required by law, without the consent of the holders of the affected Supplemental Obligations, pay the principal of and any premium, interest or other amounts payable on any Supplemental Obligations denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended.

SECTION 14. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case this Note or any definitive notes issued in certificated form in exchange for beneficial interests in this Note in accordance with the Indenture (referred to herein as “Certificated Notes”) shall at any time become mutilated, defaced, destroyed, lost or stolen, and this Note or a Certificated Note or evidence of the loss, theft or destruction hereof or thereof satisfactory to the Company and the Trustee and such other documents or proof as may be required by the Company and the Trustee shall be delivered to the Trustee, the Trustee shall issue a new Note or Certificated Note in exchange and substitution for the mutilated or defaced Note or Certificated Note or in lieu of the Note or Certificated Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note or Certificated Note, only upon receipt of evidence satisfactory to the Company and the Trustee that this Note or Certificated Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Company and the Trustee. Upon the issuance of any substituted Note or Certificated Note, the Company may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note or Certificated Note. If any Note or Certificated Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Company may, instead of issuing a substitute Note or Certificated Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note or Certificated Note) upon compliance by the holder with the provisions of this paragraph.

SECTION 15. Miscellaneous. No recourse shall be had for the payment of principal of, or any premium, interest or other amounts payable on, a Supplemental Obligation for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Company or of any successor organization, either directly or through the Company or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

SECTION 16. Defined Terms. All terms used in this Note which are defined in the Indenture or the Prospectus and are not otherwise defined in this Note shall have the meanings assigned to them in the Indenture or the Prospectus, as applicable.

SECTION 17. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	—		as Custodian for
		(Cust)	(Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

/ /
Please print or type name and address, including zip code of assignee the within Note of BofA FINANCE LLC and all rights thereunder and does hereby irrevocably constitute and appoint

                                                                                                                                                                                     Attorney

to transfer the said Note on the books of the within-named Company, with full power of substitution in the premises

Dated:

SIGNATURE GUARANTEED:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note

Schedule 1

CUSIP Number and Title of Supplemental Obligation	Initial Principal Amount of Supplemental Obligation	Original Issue Date	Increase (Decrease) in Principal Amount	Transfer/ Redemption/ Repayment/ Exchange into Definitive Note	Date of Increase (Decrease) or Transfer/ Redemption/ Repayment/ Exchange into Definitive Note	Trustee Notation